UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant	[ ]

Check the appropriate box:

[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Section 240.14a-12

KINGSTONE COMPANIES, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

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2)	Aggregate number of securities to which transaction applies: not applicable

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not applicable

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5)	Total fee paid: not applicable

[ ]	Fee paid previously with preliminary materials:

[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)  and identify the filing for which the  offsetting  fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON AUGUST 12, 2014

To the Stockholders of Kingstone Companies, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Kingstone Companies, Inc., a Delaware corporation (the “Company”), will be held on August 12, 2014 at 15 Joys Lane, Kingston, New York 12401, at 9:00 a.m., for the following purposes:

1.	To elect five directors for the coming year.

2.	To ratify the selection of Marcum LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2014.

3.	To transact such other business as may properly come before the meeting.

Only stockholders of record at the close of business on June 17, 2014 are entitled to notice of and to vote at the meeting or at any adjournment thereof.

Important notice regarding the availability of Proxy Materials: The proxy statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 are available electronically to the Company’s stockholders of record as of the close of business on June 17, 2014 at www.proxyvote.com.

Michael R. Feinsod
Secretary

Kingston, New York
June 30, 2014

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SUBMIT YOUR PROXY OR VOTING INSTRUCTIONS AS SOON AS POSSIBLE.  FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE INSTRUCTIONS ON THE NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS YOU RECEIVED IN THE MAIL OR, IF YOU REQUESTED TO RECEIVE PRINTED PROXY MATERIALS, YOUR ENCLOSED PROXY CARD.  ANY STOCKHOLDER MAY REVOKE A SUBMITTED PROXY AT ANY TIME BEFORE THE MEETING BY WRITTEN NOTICE TO SUCH EFFECT, BY SUBMITTING A SUBSEQUENTLY DATED PROXY OR BY ATTENDING THE MEETING AND VOTING IN PERSON.  THOSE VOTING BY INTERNET OR BY TELEPHONE MAY ALSO REVOKE THEIR PROXY BY VOTING IN PERSON AT THE MEETING OR BY VOTING AND SUBMITTING THEIR PROXY AT A LATER TIME BY INTERNET OR BY TELEPHONE.

KINGSTONE COMPANIES, INC.
15 Joys Lane
Kingston, New York 12401
____________________________

PROXY STATEMENT
____________________________

SOLICITING, VOTING AND REVOCABILITY OF PROXY

This proxy statement is being made available to all stockholders of record at the close of business on June 17, 2014 in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on August 12, 2014 at 9:00 a.m., local time, or any adjournment thereof.  Proxy materials for the Annual Meeting of Stockholders were made available to stockholders on or about June 30, 2014.

All shares represented by proxies duly executed and received will be voted on the matters presented at the meeting in accordance with the instructions specified in such proxies.  Proxies so received without specified instructions will be voted as follows:

(i)	FOR the nominees named in the proxy to our Board of Directors.

(ii)	FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

If you are a beneficial owner of shares held in street name and you do not provide specific voting instructions to the organization that holds your shares, the organization will be prohibited under the current rules of the New York Stock Exchange from voting your shares on “non-routine” matters.  This is commonly referred to as a “broker non-vote.”  The election of directors is considered a “non-routine” matter and therefore may not be voted on by your bank or broker absent specific instructions from you.  Please instruct your bank or broker so your vote can be counted.

Our Board does not know of any other matters that may be brought before the meeting nor does it foresee or have reason to believe that the proxy holder will have to vote for substitute or alternate nominees to the Board.  In the event that any other matter should come before the meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The total number of common shares outstanding and entitled to vote as of the close of business on June 17, 2014 was 7,304,689.  The common shares are the only class of securities entitled to vote on matters presented to our stockholders, each share being entitled to one vote.  A majority of the common shares outstanding and entitled to vote as of the close of business on June 17, 2014, or 3,652,345 common shares, must be present at the meeting in person or by proxy in order to constitute a quorum for the transaction of business.

Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees; however, in order to cumulate votes, a stockholder must request a proxy card (as Internet and telephone voting will not be available for such purposes).  Only stockholders of record as of the close of business on June 17, 2014 will be entitled to vote.  With regard to the election of directors, votes may be cast in favor or withheld.  The directors shall be elected by a plurality of the votes cast in favor.  Accordingly, based upon there being five nominees, each person who receives one or more votes will be elected as a director.  Votes withheld in connection with the election of one or more of the nominees for director will not be counted as votes cast for such individuals and may be voted for the other nominees.

Stockholders may expressly abstain from voting on Proposal 2 by so indicating on the proxy.  Abstentions are counted as present in the tabulation of votes on Proposal 2.  Since Proposal 2 requires the affirmative approval of a majority of the common shares present in person or represented by proxy at the meeting and entitled to vote (assuming a quorum is present at the meeting), abstentions will have the effective of a negative vote while broker non-votes will have no effect.

Any person giving a proxy in the form accompanying this proxy statement has the power to revoke it at any time before its exercise.  The proxy may be revoked by filing with us written notice of revocation or a fully executed proxy bearing a later date.  The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the meeting.  However, a stockholder who attends the meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so.  Written revocations or amended proxies should be sent to us at 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Those voting by Internet or by telephone may also revoke their proxy by voting in person at the meeting or by voting and submitting their proxy at a later time by Internet or by telephone.

The proxy is being solicited by our Board of Directors.  We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our shares.  Solicitations will be made primarily by Internet availability of proxy materials and by mail, but certain of our directors, officers or employees may solicit proxies in person or by telephone, telecopier or email without special compensation.

A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for ten days prior to the meeting, at our offices located at 15 Joys Lane, Kingston, New York 12401, and also during the whole time of the meeting for inspection by any stockholder who is present.  To contact us, stockholders should call (845) 802-7900.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth certain information concerning the compensation for the fiscal years ended December 31, 2013 and 2012 for certain executive officers, including our Chief Executive Officer:

Name and Principal Position	Year	Salary	Bonus		Option Awards	Non-Equity Incentive Plan Compensation		All Other Compensation	Total
Barry B. Goldstein Chief Executive	2013	$450,000	$100,000		$-	$120,750	(1)	$35,857	$706,607
Officer	2012	$450,000	-		$-	$126,985	(2)	$33,825	$610,810

Victor J. Brodsky Chief Financial	2013	$249,600	$28,000	(3)	$27,672	$18,405	(4)	$17,603	$341,280
Officer	2012	$240,000	-		$-	$6,558	(5)	$13,792	$260,350

John D. Reiersen Executive Vice	2013	$149,200	-		$13,836	$21,002	(4)	$6,000	$190,038
President, Kingstone Insurance Company	2012	$150,200	-		$-	$7,392	(5)	$6,064	$163,656
__________

(1) Represents bonus compensation of $67,429 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2014, and $53,321 accrued pursuant to the Kingstone Insurance Company (“KICO”) employee profit sharing plan and paid in 2014.

(2) Represents bonus compensation of $110,540 accrued pursuant to Mr. Goldstein’s employment agreement and paid in 2013, and $16,445 accrued pursuant to the KICO employee profit sharing plan and paid in 2013.

(3) Represents bonus compensation of $8,000 for 2012 paid in 2013 and $20,000 accrued in 2013 and paid in 2014.
(4) Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2014.
(5) Represents amounts accrued pursuant to the KICO employee profit sharing plan and paid in 2013.

Employment Contracts

Mr. Goldstein is employed as our President, Chairman of the Board and Chief Executive Officer pursuant to an employment agreement, dated October 16, 2007, as amended (the “Goldstein Employment Agreement”), that expires on December 31, 2014.  Pursuant to the Goldstein Employment Agreement, effective January 1, 2012, Mr. Goldstein is entitled to receive an annual base salary of $450,000 (“Base Salary”).  Mr. Goldstein’s annual base salary had been $350,000 from January 1, 2004 through December 31, 2009 and $375,000 from January 1, 2010 through December 31, 2011.  Mr. Goldstein is also entitled to receive annual bonuses based on our net income (which bonus may not be less than $10,000 per annum).  He is also entitled to increases in the Base Salary and other potential additional compensation as may be determined from time to time by the Board in its sole discretion.  A portion of the Base Salary amount payable to Mr. Goldstein is contractually shared with KICO.  Since August 2008, Mr. Goldstein has served as Chief Investment Officer of KICO.  Since January 2012, he has also served as President and Chief Executive Officer of KICO.  See “Termination of Employment and Change-in-Control Arrangements.”

Mr. Reiersen is employed as Executive Vice President of KICO pursuant to an employment agreement, dated September 13, 2006, as amended (the “Reiersen Employment Agreement”).  Pursuant to the Reiersen Employment Agreement, during 2011, Mr. Reiersen was entitled to receive an annual base salary of approximately $269,000 in his then capacity as President and Chief Executive Officer of KICO.  Pursuant to an amendment to the Reiersen Employment Agreement dated February 28, 2011, the term was extended to December 31, 2014 and Mr. Reiersen has served as Executive Vice President of KICO since January 1, 2012.  In such capacity, Mr. Reiersen reports to the President and Chief Executive Officer of KICO and provides advice and assistance to the President and Chief Executive Officer of KICO, as well as other officers and management personnel of KICO, with regard to the management and operation of KICO.  Since January 1, 2012, Mr. Reiersen’s minimum annual salary has been $100,000 (subject to increase based upon the provision of more than 500 hours of service per year on behalf of KICO).  Pursuant to an amendment to the Reiersen Employment Agreement dated October 14, 2013, the term was extended from December 31, 2014 to December 31, 2016 and, effective January 1, 2015, Mr. Reiersen will be entitled to receive an annual base salary of $105,000 (subject to increase based upon the provision of more than 500 hours of service per year on behalf of KICO).  See “Termination of Employment and Change-in-Control Arrangements.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table sets forth certain information concerning unexercised options held by the above named executive offices as of December 31, 2013.

	Option Awards
Name	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options		Option Exercise Price		Option Expiration Date
	Exercisable	Unexercisable

Barry B. Goldstein	188,865	-			$2.50	03/24/15
Victor J. Brodsky	5,000	15,000	(1)		$5.09	08/29/18
John D. Reiersen	20,000 2,500	- 7,500	(2)	$ $	2.35 5.09	07/30/14 08/29/18

_______________________
(1) Such options are exercisable to the extent of 5,000 shares effective as of each of August 29, 2014, 2015 and 2016.

(2) Such options are exercisable to the extent of 2,500 shares effective as of each of August 29, 2014, 2015 and 2016.

           Termination of Employment and Change-in-Control Arrangements

Pursuant to the Goldstein Employment Agreement and as provided for in his prior employment agreement which expired on April 1, 2007, Mr. Goldstein would be entitled, under certain circumstances, to a payment equal to one and one-half times his then annual salary in the event of the termination of his employment following a change of control of Kingstone Companies, Inc.  Under such circumstances, Mr. Goldstein’s outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment is terminated by Kingstone Companies, Inc. without cause or he resigns with good reason (each as defined in the Goldstein Employment Agreement), Mr. Goldstein would be entitled to receive his base salary and bonuses from Kingstone Companies, Inc. for the remainder of the term, and his outstanding options would become exercisable and would remain exercisable until the first anniversary of the termination date.  In addition, in the event Mr. Goldstein’s employment with KICO is terminated by KICO with or without cause, he would be entitled to receive a lump sum payment from KICO equal to six months base salary.

Pursuant to the Reiersen Employment Agreement, in the event of the termination of Mr. Reiersen’s employment with KICO, he would be entitled to severance in an amount equal to the lesser of $50,000 or the remaining salary payable to him through the term of his agreement.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors for the fiscal year ended December 31, 2013:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Total

Michael R. Feinsod	$35,600	-	-	$35,600

Jay M. Haft	$33,950	-	-	$33,950

David A. Lyons (1)	$34,275	-	-	$34,275

Jack D. Seibald	$37,525	-	-	$37,525

__________________________

(1)	Mr. Lyons resigned as a director on June 9, 2014.

Our non-employee directors are currently entitled to receive compensation for their services as directors as follows:

•	$30,000 per annum (including $5,000 per annum for service as a director of KICO)
•	up to an additional $5,000 per annum for committee chair (and $1,500 per annum for KICO committee chair)
•	$750 per Board meeting attended ($375 if telephonic)
•	$500 per committee meeting attended ($250 if telephonic)

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

Security Ownership

The following table sets forth certain information as of June 17, 2014 regarding the beneficial ownership of our common shares by (i) each person who we believe to be the beneficial owner of more than 5% of our outstanding common shares, (ii) each present director, (iii) each person listed in the Summary Compensation Table under “Executive Compensation,” and (iv) all of our present executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Approximate Percent of Class

Barry B. Goldstein 15 Joys Lane Kingston, New York	1,112,032 (1)(2)	14.9%

Michael R. Feinsod c/o Infinity Capital 200 South Service Road Roslyn, New York	504,490 (1)(3)	6.9%

Jack D. Seibald 1336 Boxwood Drive West Hewlett Harbor, New York	408,147 (1)(4)	5.6%

Jay M. Haft 69 Beaver Dam Road Salisbury, Connecticut	170,275 (1)(5)	2.3%

Floyd R. Tupper 220 East 57th Street New York, New York	79,080 (1)(6)	1.1%

John D. Reiersen 15 Joys Lane Kingston, New York	19,024 (7)	*

Victor J. Brodsky 15 Joys Lane Kingston, New York	16,408 (8)	*

Benjamin Walden 11 Mill Pond Lane Centerport, New York	2,500 (9)	*

Ronin Capital, LLC 350 N. Orleans Street, Suite 2N Chicago, Illinois	584,100 (10)	8.0%

Eidelman Virant Capital, Inc. 8000 Maryland Avenue, Suite 380 St. Louis, Missouri	540,000 (10)	7.4.%

Wedbush Opportunity Capital, LLC Wedbush Opportunity Partners, LP 1000 Wilshire Boulevard Los Angeles, California	448,104 (10)(11)	6.1%

Stieven Financial Investors, L.P. Stieven Financial Offshore Investors, Ltd. Stieven Capital GP, LLC Stieven Capital Advisors, L.P. Stieven Capital Advisors GP, LLC Joseph A. Stieven Stephen L. Covington Daniel M. Ellefson 12412 Powerscourt Drive, Suite 250 St. Louis, Missouri	400,000 (10)(12)	5.5%

All executive officers and directors as a group (8 persons)	2,311,956 (1)(2)(3)(4)(5)(6)(7)(8)(9)	31.0%
__________
*         Less than 1%.

(1)	Based upon Schedule 13D filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and other information that is publicly available.

(2)
Includes (i) 34,000 shares held in retirement trusts for the benefit of Mr. Goldstein, (ii) 150,000 shares issuable upon the exercise of currently exercisable options and (iii) 144,161 shares owned by Mr. Goldstein’s wife.  The inclusion of the shares owned by Mr. Goldstein’s wife shall not be construed as an admission that Mr. Goldstein is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(3)
Includes 487,495 shares owned by Infinity Capital Partners, L.P. (“Partners”).  Each of (i) Infinity Capital, LLC (“Capital”), as the general partner of Partners, (ii) Infinity Management, LLC (“Management”), as the Investment Manager of Partners, and (iii) Michael Feinsod, as the Managing Member of Capital and Management, the General Partner and Investment Manager, respectively, of Partners, may be deemed to be the beneficial owners of the shares held by Partners.  Pursuant to Schedule 13D, as amended, filed under the Exchange Act, by Partners, Capital, Management and Mr. Feinsod, each has sole voting and dispositive power over the shares.  Also includes 10,000 shares held in a retirement trust for the benefit of Mr. Feinsod.

(4)
Pursuant to Schedule 13D filed under the Exchange Act, includes (i) 113,000 shares owned jointly by Mr. Seibald and his wife, Stephanie Seibald; (ii) 174,824 shares held in a retirement trust for the benefit of Mr. Seibald; and (iii) 100,000 shares owned by SDS Partners I, Ltd. for which Mr. Seibald serves as a general partner.  Mr. Seibald has sole voting and dispositive power over 195,147 shares and shared voting and dispositive power over 213,000 shares.  The inclusion of shares that Mr. Seibald does not directly own shall not be deemed an admission that Mr. Seibald is, for purposes of Section 13(d) of the Exchange Act, the beneficial owner of such shares.

(5)	Includes 576 shares held in a retirement trust for the benefit of Mr. Haft.

(6)
Includes (i) 23,330 shares held in a retirement trust for the benefit of Mr. Tupper and (ii) 38,065 shares owned by Mr. Tupper’s wife or a retirement trust for her benefit.  The inclusion of the shares owned by Mr. Tupper’s wife and the retirement trust for her benefit shall not be construed as an admission that Mr. Tupper is, for purposes of Section 13(d) or 13(g) of the Exchange Act, the beneficial owner of such shares.

(7)	Includes 2,500 shares issuable upon the exercise of currently exercisable options.

(8)	Includes 5,000 shares issuable upon the exercise of currently exercisable options.

(9)	Represents shares issuable upon the exercise of currently exercisable options.

(10)	Based upon Schedule 13G, as amended, filed under the Exchange Act.

(11)
Pursuant to Schedule 13G: (i) Wedbush Opportunity Partners, L.P. (the “Fund”) and Wedbush Opportunity Capital, LLC (the “General Partner”), as the general partner of the Fund, each have shared voting and dispositive power over 448,104 shares; (ii) 448,104 shares are held directly by Jeremy Zhu and the Fund for the benefit of the Fund’s investors; (iii) the 448,104 shares may be deemed to be indirectly beneficially owned by the General Partner, as the general partner of the Fund, and Jeremy Q. Zhu, as a Managing Director of the General Partner and lead member of the General Partner’s investment team that manages the Fund’s portfolio; and (iv) the General Partner and Jeremy Zhu disclaim beneficial ownership of the shares owned by the Fund, except to the extent of any pecuniary interest therein.

(12)
Pursuant to Schedule 13G:  (i) Stieven Financial Investors, L.P. (“SFI”) and Stieven Capital GP, LLC (“SCGP”), the general partner of SFI, each have shared voting and dispositive power over 326,640 shares; (ii) Stieven Financial Offshore Investors, Ltd. (“SFOI”) has shared voting and dispositive power over 73,360 shares; and (iii) Stieven Capital Advisors, L.P. (“SCA”), which serves as the investment manager to SFI and SFOI, Stieven Capital Advisors GP, LLC (“SCAGP”), which serves as the general partner of SCA, Joseph A. Stieven, as managing member of SCAGP and SCGP and Chief Executive Officer of SCA, Stephen L. Covington, as managing director of SCA, and Daniel M. Ellefson, as managing director of SCA, each have shared voting and dispositive power over 400,000 shares.

PROPOSAL 1:  ELECTION OF DIRECTORS

Five directors are to be elected at the meeting to serve until the next annual meeting of stockholders and until their respective successors shall have been elected and have qualified.

Our Certificate of Incorporation provides for cumulative voting of shares for the election of directors.  This means that each stockholder has the right to cumulate his votes and give to one or more nominees as many votes as equals the number of directors to be elected (five) multiplied by the number of shares he is entitled to vote.  A stockholder may therefore cast his votes for one nominee or distribute them among two or more of the nominees.

Nominees for Directors

All five of the nominees are currently members of our Board.  The following table sets forth each nominee’s age as of June 17, 2014, the positions and offices presently held by him with us, and the year in which he became a director.  The Board recommends a vote FOR all nominees. The person named as proxy intends to vote cumulatively all shares represented by proxies equally among all nominees for election as directors, unless proxies are marked to the contrary.

Name	Age	Positions and Offices Held	Director Since

Barry B. Goldstein	61	President, Chairman of the Board, Chief Executive Officer and Director	2001
Michael R. Feinsod	43	Secretary and Director	2008
Jay M. Haft	78	Director	1989
Jack D. Seibald	53	Director	2004
Floyd R. Tupper	59	Director	2014

Barry B. Goldstein

Mr. Goldstein has served as our President, Chief Executive Officer, Chairman of the Board, and a director since March 2001.  He served as our Chief Financial Officer from March 2001 to November 2007 and as our Treasurer from May 2001 to August 2013.  Since January 2006, Mr. Goldstein has served as Chairman of the Board of Kingstone Insurance Company (“KICO”) (formerly known as Commercial Mutual Insurance Company), a New York property and casualty insurer, as well as Chairman of its Executive Committee.  Mr. Goldstein has served as Chief Investment Officer of KICO since August 2008 and as its President and Chief Executive Officer since January 2012.  He was Treasurer of KICO from March 2010 through September 2010.  Effective July 1, 2009, we acquired a 100% equity interest in KICO.  From April 1997 to December 2004, Mr. Goldstein served as President of AIA Acquisition Corp., which operated insurance agencies in Pennsylvania and which sold substantially all of its assets to us in May 2003.  Mr. Goldstein received his B.A. and M.B.A. from State University of New York at Buffalo.  We believe that Mr. Goldstein’s extensive experience in the insurance industry, including his service as Chairman of the Board of KICO since 2006 and as its Chief Investment Officer since 2008, give him the qualifications and skills to serve as one of our directors.

Michael R. Feinsod

Mr. Feinsod is Managing Member of Infinity Capital, LLC, an investment management company he founded in 1999.  From 2006 through 2013, he served in various executive positions at Ameritrans Capital Corporation, a business development company.  Mr. Feinsod served as a director of Ameritrans Capital from December 2005 until July 2013 and served as a director of its subsidiary, Elk Associates Funding Corporation, from December 2005 until April 25, 2013.  On April 25, 2013, in connection with a settlement agreement, the United States Small Business Administration, was appointed as the receiver of Elk Associates Funding Corporation for the purpose of marshaling and liquidating all of its assets and satisfying the claims of creditors therefrom. Mr. Feinsod served as an investment analyst and portfolio manager at Mark Boyar & Company, Inc., a broker-dealer.  He is admitted to practice law in New York and served as an associate in the Corporate Law Department of Paul, Hastings, Janofsky & Walker LLP.  Mr. Feinsod holds a J.D. from Fordham University School of Law and a B.A. from George Washington University.  He has served as one of our directors since October 2008 and as our Secretary since August 2013.  We believe that Mr. Feinsod’s corporate finance, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jay M. Haft

Mr. Haft is currently a personal advisor to Victor Vekselberg, a Russian entrepreneur with considerable interests in oil, aluminum, utilities and other industries.  Mr. Haft is also a partner at Columbus Nova, the U.S.-based investment and operating arm of Mr. Vekselberg’s Renova Group of companies.  Mr. Haft is also a strategic and financial consultant for growth stage companies.  He is active in international corporate finance and mergers and acquisitions as well as in the representation of emerging growth companies.  Mr. Haft has extensive experience in the Russian market, in which he has worked on growth strategies for companies looking to internationalize their business assets and enter international capital markets.  He has been a founder, consultant and/or director of numerous public and private corporations, and served as Chairman of the Board of Dusa Pharmaceuticals, Inc.  Mr. Haft serves on the Board of Neurotrope, Inc., SpA, the United States-Russian Business Counsel and The Link of Times Foundation and is an advisor to Montezemolo & Partners.  He has been instrumental in strategic planning and fundraising for a variety of Internet and high-tech, leading edge medical technology and marketing companies over the years.  Mr. Haft is counsel to Reed Smith, an international law firm, as well as several other law and accounting firms.  Mr. Haft is a past member of the Florida Commission for Government Accountability to the People, a past national trustee and Treasurer of the Miami City Ballet, and a past Board member of the Concert Association of Florida.  He is also a past trustee of Florida International University Foundation and previously served on the advisory board of the Wolfsonian Museum and Florida International University Law School.  Mr. Haft served as our Vice Chairman of the Board from February 1999 until March 2001.  From October 1989 to February 1999, he served as our Chairman of the Board and he has served as one of our directors since 1989.  Mr. Haft received B.A. and LL.B. degrees from Yale University.  We believe that Mr. Haft’s corporate finance, business consultation, legal and executive-level experience, as well as his service on the Board of KICO since July 2009, give him the qualifications and skills to serve as one of our directors.

Jack D. Seibald

Mr. Seibald is a Founder and Managing Member of Concept Capital Markets, LLC (“Concept Capital”) and serves Concept Capital in a variety of areas, including business and client development and legal and compliance matters.  Mr. Seibald also serves as a Managing Member of Concept Capital Holdings, LLC, the parent of Concept Capital, of Concept Capital Administration, LLC, which provides administrative services to Concept Capital and its affiliates, and as a member of the Board of Managers of ConceptONE, LLC, which provides portfolio and risk analytics and reporting services as well as regulatory reporting to investment managers.  Mr. Seibald has been affiliated with Concept Capital and its predecessors since 1995 and has extensive experience in equity research, investment management and prime brokerage services dating back to 1983.  From 1997 to 2005, Mr. Seibald was also a Managing Member of Whiteford Advisors, LLC, an investment management firm, where as co-founder he co-managed several pools of funds.  He began his career at Oppenheimer & Co. as an equity analyst covering the retailing industry and has also been affiliated with Salomon Brothers and Morgan Stanley & Co in similar positions.  Mr. Seibald also operated The Seibald Report, Inc., an independent research firm specializing in the retailing sector.  He holds an M.B.A. from Hofstra University and a B.A. from George Washington University.  Mr. Seibald has served as one of our directors since 2004.  In January 2008, the Financial Industry Regulatory Authority (“FINRA”) imposed a $100,000 fine and 20-day suspension on Mr. Seibald in connection with the settlement of a FINRA action against Sanders Morris Harris Inc. and Mr. Seibald, among others.  FINRA had found that Mr. Seibald had improperly received compensation from a profit pool derived, in part, from commissions on trading by a hedge fund for which he served as a manager.  We believe that Mr. Seibald’s corporate finance and executive-level experience, as well as his service on the Board of KICO since 2006 (including his service as Chairman of its Investments Committee), give him the qualifications and skills to serve as one of our directors.

Floyd R. Tupper

Mr. Tupper is a certified public accountant in New York City. For over 30 years, Mr. Tupper has counseled high-net worth individuals by creating tax planning strategies to achieve their goals as well as those of their families. He has also helped small businesses by developing business strategies to meet their current and future needs. He began his career in public accounting with Ernst & Young LLP prior to becoming self-employed. Mr. Tupper holds an M.B.A. in Taxation from the New York University Stern School of Business and a B.S. from New York University.  Mr. Tupper has served as a director of Kingstone Insurance Company (formerly Commercial Mutual Insurance Company), the Company’s wholly-owned subsidiary, and Chairman of its Audit Committee, since 2006. He also serves as a member of its Investment Committee. From 1990 until 2010, Mr. Tupper served as a Trustee of The Acorn School in New York City. He was also a member of the school’s Executive Committee and served as its Treasurer from 1990 to 2010. Mr. Tupper is a member of the American Institute of Certified Public Accountants and the New York State Society of Certified Public Accountants.

Family Relationships

There are no family relationships among any of our executive officers and directors.

Term of Office

Each director will hold office until the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.  Each executive officer will hold office until the initial meeting of the Board of Directors following the next annual meeting of stockholders and until his successor is elected and qualified or until his earlier resignation or removal.

Committees

Audit Committee

The Audit Committee of the Board of Directors is responsible for overseeing our accounting and financial reporting processes and the audits of our financial statements.  The responsibilities and duties of the Audit Committee include the following:

•
assist the Board of Directors in fulfilling its responsibilities by reviewing the financial reports provided by us to the Securities and Exchange Commission, our stockholders or to the general public, and our internal financial and accounting controls,

•	oversee the appointment, compensation, retention and oversight of the work performed by any independent public accountants engaged by us,

•	recommend, establish and monitor procedures designed to improve the quality and reliability of the disclosure of our financial condition and results of operations,

•	recommend, establish and monitor procedures designed to facilitate

•	the receipt, retention and treatment of complaints relating to accounting, internal accounting controls or auditing matters and

•	the receipt of confidential, anonymous submissions by employees of concerns regarding questionable accounting or auditing matters.

The members of our Board’s Audit Committee currently are Messrs. Tupper, Feinsod, Haft and Seibald.  Our Board has adopted a written charter for the Audit Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee of the Board of Directors is responsible for assisting the Board in identifying and recruiting qualified individuals to become Board members, selecting director nominees to be presented for Board and/or stockholder approval, identifying members of the Board to serve on each Board committee, identifying individuals to serve as officers and developing corporate governance guidelines.  The members of the Nominating and Corporate Governance Committee currently are Messrs. Haft, Feinsod, Seibald and Tupper.  Our Board has adopted a written charter for the Nominating and Corporate Governance Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.  While the Nominating and Corporate Governance Committee does not have a formal policy on diversity for members of the Board of Directors, the Nominating and Corporate Governance Committee considers diversity of background, experience and qualifications in evaluating prospective Board members.   The Nominating and Corporate Governance Committee will consider qualified director candidates recommended by stockholders if such recommendations are provided in accordance with the procedures set forth in the section entitled “Stockholder Proposals - Stockholder Nominees” below.  At this time, the Nominating and Corporate Governance Committee has not adopted minimum criteria for consideration of a proposed candidate for nomination.

Compensation Committee

The Compensation Committee of the Board of Directors is responsible for the management of our business and affairs with respect to the compensation of our employees, including the determination of the compensation for our Chief Executive Officer and our other executive officers, the approval of one or more stock option plans and other compensation plans covering our employees, and the grant of stock options and other awards pursuant to stock option plans and other compensation plans.  The members of the Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Tupper.  Our Board has adopted a written charter for the Compensation Committee.  A copy of the charter is available on our website, www.kingstonecompanies.com.

The Compensation Committee may form and delegate authority to subcommittees and may delegate authority to one or more designated members of the Compensation Committee.  Our Chief Executive Officer assists the Compensation Committee from time to time by advising on a variety of compensation matters, such as assisting the Compensation Committee in determining appropriate salaries and bonuses for our executive officers.  The Compensation Committee has the authority to consult with management and to engage the services of outside advisors, experts and others to assist it in its efforts.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors as a whole is responsible for our risk oversight.  Our executive officers address and discuss with our Board of Directors our risks and the manner in which we manage or mitigate such risks. While our Board of Directors has the ultimate responsibility for our risk oversight, our Board of Directors works in conjunction with its committees on certain aspects of its risk oversight responsibilities. In particular, our Audit Committee focuses on financial reporting risks and related controls and procedures and our Compensation Committee strives to create compensation practices that do not encourage excessive levels of risk taking that would be inconsistent with our strategies and objectives.

Since 2001, Barry B. Goldstein has served as our Chief Executive Officer and Chairman of the Board.  We do not currently have a lead independent director.  At this time, our Board believes that Mr. Goldstein’s combined role as Chief Executive Officer and Chairman of our Board enables us to benefit from Mr. Goldstein’s significant institutional and industry knowledge and experience, while at the same time promoting unified leadership and direction for our Board and executive management without duplication of effort and cost.  Given our history, position, Board composition and the relatively small size of our company and management team, at this time, our Board believes that we and our stockholders are best served by our current leadership structure.

Report of the Audit Committee

In overseeing the preparation of the financial statements of Kingstone Companies, Inc. (the “Company”) as of December 31, 2013 and for the years ended December 31, 2013 and 2012, the Audit Committee met with management to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues.  Management advised the Committee that all financial statements were prepared in accordance with generally accepted accounting principles, and the Committee discussed the statements with management.  The Committee also discussed with Marcum LLP, the Company’s outside auditors (“Marcum”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee received the written disclosures and the letter from Marcum required by applicable requirements of the Public Company Accounting Oversight Board regarding Marcum’s communications with the Committee concerning independence and the Committee discussed Marcum’s independence with Marcum.

On the basis of these reviews and discussions, the Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, for filing with the Securities and Exchange Commission.

Members of the Audit Committee

David A. Lyons
Michael R. Feinsod
Jay M. Haft
Jack D. Seibald

Meetings

Our Board of Directors held seven meetings during the fiscal year ended December 31, 2013.

The Audit Committee of the Board of Directors held five meetings during the fiscal year ended December 31, 2013.

The Nominating and Corporate Governance Committee of the Board of Directors held one meeting during the fiscal year ended December 31, 2013.

The Compensation Committee of the Board of Directors held four meetings during the fiscal year ended December 31, 2013.

During 2013, all of our directors attended at least 75% of the aggregate of the meetings of the Board and the meetings of the committees on which they served.

We do not have a formal policy regarding director attendance at our annual meeting of stockholders.  However, all directors are encouraged to attend.  Each of our directors was in attendance at last year’s annual meeting of stockholders.

Communications with Board of Directors

Any security holder who wishes to communicate with our Board of Directors or a particular director should send the correspondence to the Board of Directors, Kingstone Companies, Inc., 15 Joys Lane, Kingston, New York 12401, Attention: Corporate Secretary.  Any such communication so addressed will be forwarded by the Corporate Secretary to the members or a particular member of the Board.

Audit Committee Financial Expert

Our Board of Directors has determined that Mr. Tupper is an “audit committee financial expert,” as that is defined in Item 407(d)(5) of Regulation S-K.  Mr. Tupper is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires that reports of beneficial ownership of common shares and changes in such ownership be filed with the Securities and Exchange Commission by Section 16 “reporting persons,” including directors, certain officers, holders of more than 10% of the outstanding common shares and certain trusts of which reporting persons are trustees.  We are required to disclose in this proxy statement each reporting person whom we know to have failed to file any required reports under Section 16 on a timely basis during the fiscal year ended December 31, 2013.  To our knowledge, based solely on a review of copies of Forms 3, 4 and 5 filed with the Securities and Exchange Commission and written representations that no other reports were required, during the fiscal year ended December 31, 2013, our officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to them, except that Mr. Lyons filed one Form 4 late (reporting one transaction).

Director Independence

Board of Directors

Our Board of Directors is currently comprised of Barry B. Goldstein, Michael R. Feinsod, Jay M. Haft, Jack D. Seibald and Floyd R. Tupper.  Each of Messrs. Feinsod, Haft, Seibald and Tupper is currently an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Audit Committee

The members of our Board’s Audit Committee currently are Messrs. Tupper, Feinsod, Haft and Seibald, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market and Rule 10A-3(b)(1) under the Exchange Act.

Nominating and Corporate Governance Committee

The members of our Board’s Nominating and Corporate Governance Committee currently are Messrs. Haft, Feinsod, Seibald and Tupper, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

Compensation Committee

The members of our Board’s Compensation Committee currently are Messrs. Seibald, Feinsod, Haft and Tupper, each of whom is an “independent director” based on the definition of independence in Listing Rule 5605(a)(2) of The Nasdaq Stock Market.

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Based on the recommendation of the Audit Committee of the Board of Directors, the Board has selected Marcum LLP (“Marcum”) as our independent registered public accounting firm to examine our financial statements for the year ending December 31, 2014.

Although ratification by stockholders is not required by our organizational documents or other applicable law, our Board of Directors has determined that requesting ratification by stockholders of its appointment of Marcum as our independent registered public accounting firm for the fiscal year ending December 31, 2014 is a matter of good corporate practice.  If stockholders do not ratify the selection, the Board may reconsider whether or not to retain Marcum, but may still retain them.  Even if the selection is ratified, the Board, in its discretion, may change the appointment at any time during the year if it determines that such a change would be in the best interests of us and our stockholders.

Marcum has served as our independent registered public accountants with respect to the fiscal years ended December 31, 2013 and 2012.

On January 7, 2013, we engaged Marcum as our independent registered public accountants and, concurrently, we dismissed EisnerAmper LLP (“EisnerAmper”) as our independent registered public accountants.  EisnerAmper had served as our independent auditors since 2009.  The Audit Committee of our Board of Directors approved the engagement of Marcum and the dismissal of EisnerAmper.

The report of EisnerAmper on our consolidated financial statements as of December 31, 2011 and 2010 and for the fiscal years then ended did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

During the fiscal years ended December 31, 2011 and 2010 and the period from January 1, 2012 to January 7, 2013, (a) there were no disagreements with EisnerAmper on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the satisfaction of EisnerAmper, would have caused EisnerAmper to make reference thereto in its reports on the consolidated financial statements for such years; and (b) there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K promulgated by the Securities and Exchange Commission.

It is not expected that a representative of Marcum will attend the meeting.

The following is a summary of the fees billed to us by Marcum for professional services rendered for the fiscal years ended December 31, 2013 and 2012:

Fee Category	Fiscal 2013 Fees	Fiscal 2012 Fees
Audit Fees(1)	$254,128	$132,500
Audit-Related Fees(2)	$1,660	-
Tax Fees(3)	$40,359	$46,164
All Other Fees(4)	-	-
	$296,147	$178,664

__________

(1)
Audit Fees consist of fees billed for services rendered for the audit of our consolidated financial statements and review of our condensed consolidated financial statements included in our quarterly reports on Form 10-Q, services rendered in connection with the filing of Form S-1 (and the related prospectus), Form S-8 and services provided in connection with other statutory or regulatory filings.

(2)
Audit-Related Fees consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”

(3)
Tax Fees consist of fees billed by our independent auditors for professional services related to preparation of our U.S. federal and state income tax returns, representation for the examination of our 2009 federal tax return, and tax advice.

(4)	All Other Fees consist of aggregate fees billed for products and services provided by our independent auditors, other than those disclosed above.

The Audit Committee is responsible for the appointment, compensation and oversight of the work of the independent auditors and approves in advance any services to be performed by the independent auditors, whether audit-related or not.  The Audit Committee reviews each proposed engagement to determine whether the provision of services is compatible with maintaining the independence of the independent auditors.  Substantially all of the fees shown above were pre-approved by the Audit Committee.

Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of Marcum LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at our next annual meeting of stockholders pursuant to the provisions of Rule 14a-8 of the Securities and Exchange Commission, promulgated under the Exchange Act, must be received at our offices in Kingston, New York by March 2, 2015 for inclusion in our proxy statement and form of proxy relating to such meeting.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our By-Laws.

Stockholder Proposals

In order for a stockholder to make a proposal at an annual meeting of stockholders, under our By-Laws, timely notice must be received by us in advance of the meeting.  To be timely, the proposal must be received by our Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the notice regarding the availability of proxy materials for the prior year’s annual meeting of stockholders.  If during the prior year we did not hold an annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the notice regarding the availability of proxy materials for the current year.  A stockholder’s notice must set forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following:

•	a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting;

•	the name and address of the stockholder proposing such business;

•	the class and number of our shares which are beneficially owned by such stockholder; and

•	any material interest of such stockholder in such business.

Stockholder Nominees

In order for a stockholder to nominate a candidate for director, under our By-Laws, timely notice of the nomination must be received by us in advance of the meeting.  To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting; however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be so received no later than the close of business on the tenth day following the earlier of the following:

•	the day on which the notice of the date of the meeting was made available to stockholders, or

•	the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as:

•	the name, age, business and residence addresses, occupation or employment and shares held by the nominee;

•	any other information relating to such nominee required to be disclosed in a proxy statement; and

•	the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 15 Joys Lane, Kingston, New York 12401.  The foregoing is only a summary of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director.  Any stockholder desiring a copy of our By-Laws will be furnished one without charge upon receipt of a written request therefor.

OTHER BUSINESS

While the accompanying Notice of Annual Meeting of Stockholders provides for the transaction of such other business as may properly come before the meeting, we have no knowledge of any matters to be presented at the meeting other than those listed as Proposals 1 and 2 in the notice.  However, the enclosed proxy gives discretionary authority in the event that any other matters should be presented.

FORM 10-K

This proxy statement is accompanied by a copy of our Annual Report on Form 10-K for the year ended December 31, 2013 (excluding exhibits).  We may charge a fee equal to our reasonable expenses in furnishing the exhibits.

Barry B. Goldstein
Chief Executive Officer

Kingston, New York
June 30, 2014